SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRIFFIN LAND & NURSE

                    GAMCO INVESTORS, INC.
                                 1/31/02            7,000            14.9471
                                 1/07/02            3,000            15.0000
                                12/26/01            2,000            13.9325
                                12/19/01            1,000-           13.1000
                                12/19/01              500            13.1000
                                12/06/01               30-           12.5500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET SYSTEM.

          (2) PRICE EXCLUDES COMMISSION.